UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015

COMMAND SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-33525 (Commission File Number)	14-1626307 (I.R.S. Employer Identification No.)
	512 Herndon Parkway, Suite A Herndon, Virginia (Address of principal executive offices)	20170 (Zip Code)

(703) 464-4735

(Registrant’s telephone number, including area code)

    N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 20, 2015, Command Security Corporation (the “Company”) was notified by the U. S. Postal Service (the “USPS”) of its decision to confirm the award of the USPS contract under Solicitation No. 2B-14-A-0078 (the “USPS Contract”) valued at approximately $250 million over a ten year term of service. The USPS and the Company will begin to develop the transition process for the Company to formally assume the responsibilities under the USPS Contract.

The Company initially received notification on December 31, 2014 of the award of the USPS Contract, which provides for security services at 50 USPS locations in 18 states, Puerto Rico and the District of Columbia, valued at approximately $20 million per year, as well as the operation of the two USPS National Law Enforcement Communication Centers (NLECC) at Dulles International Airport, Virginia and in Ft. Worth, Texas, valued at approximately $5 million per year. The award includes a four year base contract and three two-year options.

On January 29, 2015, the Company announced that the USPS had issued a stay of the transition of the USPS Contract awarded to the Company pending the resolution of a dispute over the award of such contract. On January 27, 2015, the Company was notified by the USPS that ABM Security Services (“ABM”) had lodged a protest with the USPS seeking to overturn the contract that was awarded to the Company.

In a decision dated June 15, 2015, the USPS Supplier Disagreement Resolution Officer found that the USPS Contract awarded to the Company represented the best value for the USPS. Accordingly, the Supplier Disagreement Resolution Officer denied the disagreement filed by ABM, and lifted the stay on the performance of the USPS Contract with the Company.

On June 17, 2015, the Company was notified by the United States Department of Justice that ABM had expressed intent to file a protest with the Court of Federal Claims challenging the award of the USPS Contract to the Company, and seeking an injunction to stop the transition of the USPS Contract to the Company. On June 23, 2015, ABM filed a protest with the Court of Federal Claims challenging the award of the USPS Contract to the Company, and the USPS expressed an intent to stay the transition of the USPS Contract awarded the Company pending resolution of the Court of Federal Claims protest filed by ABM. The Court of Federal Claims dismissed the protest filed by ABM on July 7, 2015 to allow for the USPS to take corrective action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMAND SECURITY CORPORATION

Dated: November 23, 2015	By:	/s/ N. Paul Brost
	Name:	N. Paul Brost
	Title:	Chief Financial Officer